CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Sinhan Accounting Corporation

November 23 2004

Meridian Co., Ltd.
4F, Heungseong Bldg., 197-3
Jamsilbon-dong, Songpa-gu
Seoul, Korea

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated April 2, 2004, with respect to the financial statements of Meridian Co., Ltd., included in its report 20-F, filed with the Securities and Exchange Commission on July 30, 2004, which has been incorporated by reference in its entirety in the Registration Statement on Form S-8:

November 23, 2004

International Department Partner

/s/ Shinhan  Accounting  Corporation
___________________________
Shinhan  Accounting  Corporation

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